                                                                    SCHEDULE 14A

                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                       I.C.H. CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               I.C.H. CORPORATION
                       9255 TOWNE CENTRE DRIVE, SUITE 600
                          SAN DIEGO, CALIFORNIA 92121

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 26, 2000

                            ------------------------

To Our Stockholders:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of I.C.H. Corporation (the "Company") will be held at the Embassy Suites Hotel, 4550 La Jolla Village Drive, San Diego, California 92121, on
May 26, 2000, at 2:00 p.m. for the following purposes:

    1. The election of four persons to the Board of Directors of the Company, each to serve a two-year term or until their respective successors are elected and qualified.

    2. Ratification of the appointment of PricewaterhouseCoopers LLP, independent accountants, as the Company's independent accountants for the ensuing year.

    The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to transact such other business as may properly come before the Annual Meeting.

    All stockholders of record as of the close of business on April 17, 2000 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum.

                                          By Order of the Board of Directors

                                          /s/ John A. Bicks
  ------------------------------------------------------------------------------

                                          JOHN A. BICKS

                                          SECRETARY

April 21, 2000

San Diego, California

    THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                                          Mailed to Stockholders
                                                      on or about April 24, 2000

                               I.C.H. CORPORATION
                       9255 TOWNE CENTRE DRIVE, SUITE 600
                          SAN DIEGO, CALIFORNIA 92121

                                PROXY STATEMENT

GENERAL INFORMATION:

    This Proxy Statement is furnished to stockholders of I.C.H. Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 26, 2000, at 2:00 p.m., local time, at the Embassy Suites Hotel, 4550 La Jolla Village Drive, San Diego, California 92121, and any adjournment or postponement thereof.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of John A. Bicks, the Company's Secretary) a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

    The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company may use the services of Registrar and Transfer Company, 311 Cox Street. Roselle, NJ 07203, in soliciting proxies and, in such event, the Company expects to pay less than $10,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

    The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business at April 17, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 2,955,167 shares of Common Stock outstanding.

    Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. The American Stock Exchange permits member organizations to give proxies, whether or not instructions have been received from beneficial owners, to vote as to the election of directors and also on matters of the type contained in Proposal
No. 2. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of each of the four nominees for director named below and FOR Proposal No. 2. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the election of directors or Proposal No. 2. Broker non-votes will have no effect on the outcome of the election of directors or Proposal No. 2.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    The following table sets forth information as of the Record Date with respect to each person who is known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual listed with sole voting and/or investment power.

NAME AND ADDRESS                           AMOUNT AND NATURE OF   PERCENT OF SHARES
OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP   OUTSTANDING (%)(3)
-------------------                        --------------------   ------------------
Lloyd I. Miller, III.....................          359,480(1)           12.41%
4550 Gordon Drive
Naples, Florida 34102

James R. Arabia..........................          289,900(2)            10.0%
9255 Towne Centre Drive
San Diego, California 92121

------------------------

(1) Such shares are variously held directly or indirectly by Mr. Miller as follows: (a) as investment advisor to the trustee of certain family trusts;
    (b) as a manager of a limited liability company, which in turn is the managing general partner of certain limited partnerships; (c) as custodian of certain accounts established under the Florida Uniform Gift to Minors Act for the benefit of his minor children; (d) as an individual; and (e) as a trustee of certain trusts. Mr. Miller has shared voting power and shared dispositive power with respect to 180,998 of these shares, and sole voting power and sole dispositive power with respect to the remaining 178,482 shares.

(2) Includes vested options to purchase 50,000 shares of Common Stock. Does not include 25,000 shares of Common Stock held by a trust for the benefit of Mr. Arabia's wife. Mr. Arabia is neither a trustee nor a beneficiary of that trust and therefore disclaims beneficial ownership of those shares.

(3) Based upon 2,894,390 shares outstanding. The total number of shares outstanding used in calculating this percentage does not include shares reserved for issuance upon the exercise of stock options or warrants granted or reserved for possible grant.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation divides the Company's Board of Directors into two classes, with the members of each such class serving staggered two-year terms. The Board of Directors presently consists of seven members as follows: Class I directors, John A. Bicks, Robert
H. Drechsler, Carl D. Robinson and Raymond L. Steele, whose terms currently expire in 2000 (and, if reelected at the Annual Meeting, in the year 2002); and Class II directors, James R. Arabia, Timothy R. Scott and David A. Gotz, whose terms currently expire in 2001.

    At the Annual Meeting, the stockholders will elect four directors to serve as Class I directors. The Class I directors who are elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2002 and until such directors' respective successors are elected or appointed and qualify or until any such director's earlier resignation or removal. The Board believes that nominees John A. Bicks, Robert H. Drechsler, Carl D. Robinson and Raymond L. Steele will stand for election and will, if elected, serve as such Class I directors. However, in the event any nominee is unable or unwilling to serve as a Class I director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the By-laws of the Company.

    The affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of a director. For purposes of the election of directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

    JOHN A. BICKS, director nominee, has served as a Director of the Company since September 19, 1997 and currently serves as Executive Vice President, General Counsel and Secretary of the Company and its operating subsidiaries.
Mr. Bicks joined the Company in April 1998. From March 1996 through March 1998, Mr. Bicks was an attorney with the firm of Pryor Cashman Sherman & Flynn LLP and served as counsel to the Official Committee of Equity Security Holders (the "Equity Committee") of the predecessor companies to the Company. Mr. Bicks has been a practising attorney in New York since 1985, serving as an Assistant District Attorney in the Manhattan District Attorney's Office from 1985 to 1991, and subsequently in private practice.

    ROBERT H. DRECHSLER, director nominee, has served as a Director of the Company since February 2, 1998, and as Executive Vice President of the Company since February 15, 1999. From December 1991 through April 1999, Mr. Drechsler was a corporate attorney (partner since January 1997) with the firm of Pryor Cashman Sherman & Flynn LLP, legal counsel to the Company. From October 1988 through December 1991, Mr. Drechsler was a corporate attorney with Skadden, Arps, Slate, Meagher & Flom.

    CARL D. ROBINSON, director nominee, has served as a Director of the Company since its emergence from bankruptcy on February 19, 1997. Prior to that time, Mr. Robinson served as a member of the Equity Committee. Mr. Robinson is also the owner of Southwestern Insurance marketing, a life insurance and annuity brokerage firm located in Amarillo, Texas, with 120 licensed insurance agents throughout Texas, Oklahoma, New Mexico, and Colorado. From 1987 to 1994,
Mr. Robinson was a Regional Director of Southwestern Life Insurance Company. Since 1994, he has been a Managing General Agent for Southwestern Life Insurance Company. Mr. Robinson is a Chartered Financial Consultant and a Certified Life Underwriter. Mr. Robinson has also served as President and as a member of the board of directors of the Amarillo Area CLU Association.

    RAYMOND L. STEELE, director nominee, has served as a Director of the Company since February 2, 1998. Mr. Steele is a retired executive with experience in investment banking and investment management, who serves or has served as a director of Modernfold, Orion, Emerson, and Video Services Corp.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    The affirmative vote of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve this proposal.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below is certain information as of April 21, 2000 for (i) the members of the present Board, (ii) the executive officers of the Company and certain operating subsidiaries and (iii) the directors and executive officers of the Company and certain operating subsidiaries as a group:

                                                                                                           PERCENT OF
                                                                                                             SHARES
                                                                                                          OUTSTANDING
                                                    FIRST                                 PERCENT OF    (CALCULATED ON A
                                                   ELECTED               NUMBER OF          SHARES       FULLY-DILUTED
                                                     OR         TERM       SHARES         OUTSTANDING        BASIS)
NAME AND POSITION                        AGE      APPOINTED   EXPIRES       (1)             (%)(2)           (%)(3)
-----------------                      --------   ---------   --------   ----------       -----------   ----------------
James R. Arabia, Chairman of the                                            289,900 (4)
  Board, Chief Executive Officer and
  President..........................     43        1997        2001                          9.8              7.2
John A. Bicks, Executive Vice                                               104,915 (5)
  President, General Counsel,
  Secretary And Director.............     40        1997        2000                          3.6              2.6
Glen V. Freter, Senior Vice President                                        16,790 (6)
  and Chief Financial Officer........     37          --          --                            *                *
Robert H. Drechsler, Executive Vice                                         121,940 (7)
  President and Director.............     36        1998        2000                          4.2              3.0
F. Edward Chappell, Senior Vice                                              54,140 (8)
  President of Business Development
  of Sybra, Inc......................     55          --          --                        1.9 1               .4
David Fitnich, Chief Operating                                               39,090 (9)
  Officer of Sybra, Inc. and Lyon's
  of California, Inc.................     44          --          --                        1.4 1               .0
David A. Gotz, Director..............     55        1999        2001         16,250(10)         *                *
Carl D. Robinson, Director...........     42        1997        2000         97,500(11)       3.4              2.4
Timothy R. Scott, Director...........     47        1998        2001         21,250(12)         *                *
Raymond L. Steele, Director..........     65        1998        2000         32,500(13)       1.1                *
All directors and executive officers                                        794,275
  of the Company and certain
  operating subsidiaries as a
  whole..............................     --          --          --                         25.1             19.9

------------------------

    * Beneficial ownership of less than 1% is omitted.

(1) Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual listed with sole voting and/or investment power. Includes vested options and options which vest within 60 days of April 21, 2000.

(2) Assumes the exercise of vested options (and options which vest within 60 days of April 21, 2000) held only by such owner. The total number of shares outstanding used in calculating this percentage assumes that none of the options held by other individuals are exercised.

(3) Assumes the exercise of all options and warrants granted or reserved for possible grant.

(4) Includes vested options to purchase 50,000 shares of Common Stock. Does not include 25,000 shares of Common Stock owned by a trust for the benefit of Mr. Arabia's wife. Mr. Arabia is neither a trustee nor a beneficial owner of the trust and therefore disclaims beneficial ownership of such shares.

(5) Includes vested options to purchase 17,500 shares of Common Stock.

(6) Includes vested options to purchase 13,750 shares of Common Stock.

(7) Includes vested options to purchase 17,500 shares of Common Stock. Does not include 100 shares of Common Stock held by Mr. Drechsler's minor child.

(8) Includes vested options to purchase 35,750 shares of Common Stock.

(9) Includes vested options to purchase 30,000 shares of Common Stock.

(10) Includes vested options to purchase 15,000 shares of Common Stock. Does not include 2,645 shares of Common Stock held by Mr. Gotz's wife of which Mr. Gotz disclaims beneficial ownership.

(11) Includes vested options to purchase 45,000 shares of Common Stock.

(12) Includes vested options to purchase 20,000 shares of Common Stock.

(13) Includes vested options to purchase 20,000 shares of Common Stock.

    Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1, Election of Directors." Biographical information concerning the remaining directors and executive officers is set forth below.

    JAMES R. ARABIA has served as Chairman of the Board, Chief Executive Officer and President of the Company since its emergence from bankruptcy on February 19, 1997. Mr. Arabia also serves as President of the Company's operating subsidiaries, including Sybra, Inc. and Lyon's of California, Inc. Prior to February 19, 1997, Mr. Arabia served as Chairman of the Equity Committee. From 1982-1997, Mr. Arabia provided financial advisory and investment banking services to a variety of private clients.

    TIMOTHY R. SCOTT, PH.D has served as a Director of the Company since
April 20, 1998. Since 1992, Dr. Scott has served as President and Senior Pastor of a 1,200 member church located in San Diego, California. Dr. Scott received his Ph.D. in theology from Christian University in 1981, and served as a professor of philosophy and religion at Pacific International College from 1981 to 1985.

    DAVID A. GOTZ has served as a Director of the Company since February 17, 1999, when he was appointed to the board to fill the vacancy created by the resignation of the late former Director Kenneth A. Giddens. Since 1982,
Mr. Gotz has been employed by M.L. Stern & Co., Inc., a securities broker/dealer, where he currently holds the position of First Vice President. Mr. Gotz is also a member of the Kemper Executive Council Advisory Board, a 17-member panel of financial representatives selected by the senior management of Scudder Kemper Investments, Inc. to helps shape investment policy, marketing and advertising initiatives

    GLEN V. FRETER has served as Senior Vice President and Chief Financial Officer of the Company since October 1, 1999. Mr. Freter joined the Company in March, 1998, and served as Vice President, Controller and Senior Financial Analyst prior to assuming his current position. From 1994 to 1998, Mr. Freter served as chief financial officer of Islands Restaurants, a regional full-service restaurant chain. From 1986 to 1994, Mr. Freter was an audit manager with Arthur Andersen LLP.

    F. EDWARD CHAPPELL has served as Senior Vice President of Business Development for Sybra, Inc. since November 1, 1997. Mr. Chappell has been with Sybra since March 5, 1995 when he was hired as Director of Real Estate.
Mr. Chappell has over 25 years of real estate experience, including as Vice President of Real Estate for Rite Aid Drug Stores, and Director of Development for Taco Bell Corporation.

    DAVID FITNICH has served as Chief Operating Officer of Sybra, Inc. since December 8, 1997, and as Chief Operating Officer of Lyon's of California, Inc. since December 14. 1998. From 1989 through 1997, Mr. Fitnich served as Regional Vice President of Sybra, Inc.'s Southeastern Region (1989-1994) and then its Northern Region (1994-1997). Mr. Fitnich has served in various capacities with Sybra, Inc. since 1981.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain directors and executive officers of the Company (or members of their immediate families or related trusts) and persons who hold more than 5% of the outstanding shares of Common Stock had direct or indirect interests in certain transactions of the Company in the last fiscal year as follows:

    Effective September 1, 1999, the Company entered into an Amended and Restated Employment Agreement with James R. Arabia. See "Employment Contracts, Termination of Employment--James R. Arabia Employment Agreement".

    Effective September 1, 1999, the Company entered into an Employment Agreement with John A. Bicks. See "Employment Contracts, Termination of Employment--John A. Bicks Employment Agreement".

    Effective September 1, 1999, the Company entered into an Employment Agreement with Robert H. Drechsler. See "Employment Contracts, Termination of Employment--Robert H. Drechsler Employment Agreement".

    Prior to joining the Company in February, 1999, Robert H. Drechsler, Executive Vice President and Director, was a partner with the firm of Pryor Cashman Sherman & Flynn LLP. That firm provided significant legal services to the Company in 1999.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership (Forms 3, 4 and 5) of the Common Stock with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than 10% holders are required by SEC regulations to furnish the Company with copies of such forms that they file. The Company believes that for the year 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were timely complied with, with the exception of a Statement of Changes in Beneficial Ownership on Form 4 filed by Robert H. Drechsler dated April 8, 1999.

MEETINGS OF COMMITTEES AND THE BOARD OF DIRECTORS

    During 1999, the entire Board of Directors met seven times, including telephonic and in-person meetings. No Director attended fewer than 75 percent of all of the meetings of the Board of Directors held during 1999.

    The Board of Directors has two committees: the Compensation and Stock Option Committee and the Audit and Finance Committee. Upon appointment to a committee, no member of a committee attended fewer then 100% of all the meetings of the Committee of which he was a member. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

    During 1999, the Audit and Finance Committee consisted of Carl D. Robinson (Chairman), Raymond L. Steele and David A. Gotz. The Audit and Finance Committee makes recommendations concerning the engagement of independent accountants, reviews with the independent accountants the scope and results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit and Finance Committee met once during 1999. The members of the Audit and Finance Committee are independent under the criteria set forth by the American Stock Exchange in Section 121(A) of the listing standards of that exchange. As of the date hereof, the Audit and Finance Committee has not adopted a written charter.

    During 1999, the Compensation and Stock Option Committee consisted of Raymond L. Steele (Chairman), Carl D. Robinson, Timothy Scott and Robert H. Drechsler. The Compensation and Stock Option Committee establishes remuneration levels for executive officers of the Company and implements incentive programs, including the Employee Stock Option Plan and the Director Stock Option Plan. The Compensation and Stock Option Committee met four times during 1999.

COMPENSATION OF DIRECTORS

    DIRECTORS' FEES. Each non-employee director is paid a monthly fee of $1,250, plus $250 for each committee chaired. In addition, each non-employee director receives an annual grant of 1,250 shares of the Company's Common Stock. Each director is also reimbursed for expenses incurred in attending director and committee meetings.

    DIRECTORS' STOCK OPTION PLAN. Pursuant to the Director Stock Option Plan, each non-employee director is granted a non-qualified option to purchase 25,000 shares of Common Stock in connection with the director's initial election or appointment to the Board. These grants under the Director Plan are made at an exercise price equal to the "fair market value" (as defined under the Director Stock Option Plan) of the shares of Common Stock subject to such option at the time of the grant. The Compensation and Stock Option Committee may make additional discretionary option grants to eligible directors, consistent with the terms of the Plan. The Board may amend, suspend or discontinue the Director Plan at any time.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the compensation of the chief executive officer and the four most highly compensated executive officers of the Company and its subsidiaries other than the chief executive officer in 1999.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
                                               -----------------------    OTHER ANNUAL     SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION           YEAR     SALARY($)   BONUS($)(1)   COMPENSATION($)        OPTIONS (#)
---------------------------         --------   ---------   -----------   ---------------   ---------------------
James R. Arabia...................    1999      491,666       290,000          97,109(2)           100,000(3)
Chairman of the Board, President
  and Chief Executive Officer

John A. Bicks.....................    1999      212,557       140,000              --               45,000(4)
Executive Vice President, General
  Counsel and Secretary

Robert H. Drechsler...............    1999      186,307       138,888(5)           --               95,000(6)
Executive Vice President and
  Corporate Counsel

David Fitnich.....................    1999      185,000        85,000              --                   --
Chief Operating Officer of Sybra,
  Inc.

F. Edward Chappell................    1999      153,961        90,000           5,000(7)             5,000(8)
Senior Vice President of Business
  Development of Sybra, Inc.

------------------------

(1) These amounts do not include bonus payments of $200,000, $75,000, $37,500 and $25,000 made to Messrs. Arabia, Bicks, Fitnich and Chappell, respectively, during 1999 which were earned during 1998.

(2) Includes: (a) $9,600 that represents Mr. Arabia's car allowance;
    (b) $49,196 that represents certain tax gross-up payments authorized by the board of directors at the time of and related to Mr. Arabia's exercise of stock options; and (c) $39,313 that represents the scheduled forgiveness of one-third of a $100,000 loan, plus interest, that was made to Mr. Arabia in lieu of a bonus during 1997.

(3) Represents options to acquire shares of Common Stock at an exercise price of $12.25 per share, 50,000 of which are currently vested, and the balance of which vest in two equal installments on January 1, 2001 and January 1, 2002.

(4) Represents options to acquire shares of Common Stock, 10,000 of which have an exercise price of $5.63 per share (5,000 of which are currently vested, and the balance of which vest in two equal installments on January 1, 2001 and January 1, 2002) and 35,000 of which have an exercise price of $12.25 per share (17,500 of which are currently vested, and the balance of which vest in two equal installments on January 1, 2001 and January 1, 2002).

(5) Includes a signing bonus of $50,000 paid to Mr. Drechsler during 1999.

(6) Represents options to acquire shares of Common Stock, 60,000 of which have an exercise price of $5.63 per share (30,000 of which are currently vested, and the balance of which vest 20,000 on January 1, 2001 and 10,000 on January 1, 2002) and 35,000 of which have an exercise price of $12.25 per share (17,500 of which are currently vested, and the balance of which vest in two equal installments on January 1, 2001 and January 1, 2002).

(7) Represents Mr. Chappell's car allowance.

(8) Represents options to acquire shares of Common Stock at an exercise price of $5.50 per share, 1,250 of which are currently vested, and the balance of which vest in three equal installments on February 11, 2001, February 11, 2002 and February 11, 2003.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                         INDIVIDUAL GRANTS
                                                      -----------------------                POTENTIAL REALIZABLE
                                                       PERCENT OF                              VALUE AT ASSUMED
                                        NUMBER OF        TOTAL                                 ANNUAL RATES OF
                                        SECURITIES    OPTIONS/SARS                               STOCK PRICE
                                        UNDERLYING     GRANTED TO                              APPRECIATION FOR
                                         OPTIONS/      EMPLOYEES     EXERCISE                  OPTION TERM (4)
                                       SARS GRANTED    IN FISCAL      PRICE     EXPIRATION   --------------------
NAME                                      (#)(2)        YEAR (%)      ($/SH)     DATE (3)     5% ($)     10% ($)
----                                   ------------   ------------   --------   ----------   --------   ---------
James R. Arabia......................    100,000          28.2        12.25        5/7/09    770,000    1,952,000
Chairman of the Board, Chief
  Executive Officer and President

John A. Bicks........................     10,000           2.8         5.63       2/15/09     35,400       89,700
Executive Vice President, General         35,000           9.9        12.25        5/7/09    269,500      683,200
  Counsel and Secretary

Robert H. Drechsler..................     60,000          16.9         5.63       2/15/09    212,400      538,200
Executive Vice President and              35,000           9.9        12.25        5/7/09    269,500      683,200
  Corporate Counsel

Glen V. Freter.......................     30,000           8.5         7.25       12/2/09    136,800      346,500
Senior Vice President and Chief
  Financial Officer

F. Edward Chappell...................      5,000           1.4         5.50       2/11/09     17,300       43,850
Senior Vice President of Business
  Development of Sybra, Inc.

------------------------

(1) The Company has not, to date, granted any stock appreciation rights under the Employee Stock Option Plan.

(2) The Company has established stock option plans for the purpose of attracting and retaining executive officers, directors and employees. Options granted under the plans are exercisable for shares of Common Stock.

(3) Each option granted in 1999 has a ten-year term.

(4) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible further appreciation, if any, in the Company's stock price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

    JAMES R. ARABIA EMPLOYMENT AGREEMENT. Effective September 1, 1999, James R. Arabia and the Company amended and restated Mr. Arabia's employment agreement with the Company (the "Amended and Restated Arabia Agreement") providing for an initial three (3) year term, subject to automatic one-year extensions.
Mr. Arabia's annual base salary is $525,000, with increases within the discretion of the Board or the Compensation Committee. Mr. Arabia is also eligible to receive an annual bonus based upon a formula and subject to the attainment of certain performance goals. Mr. Arabia was previously granted options to purchase 176,000 shares of Common Stock, all of which options have vested. In the event Mr. Arabia remains in the continuous employ of the Company through December 31, 2001 (unless earlier terminated by the Company without cause, by Mr. Arabia for good reason, or upon the death or disability of Mr. Arabia), all loans (together with accrued interest thereon) associated with the exercise of Mr. Arabia's initial 176,000 options to purchase shares of Common Stock shall be forgiven and Mr. Arabia shall be entitled to a lump sum gross-up payment to eliminate any tax consequences that may result from such loan forgiveness. In addition, the Company has agreed, at such time as Mr. Arabia elects (which election was made on January 20, 1999), to make a loan of $350,000 to Mr. Arabia, the proceeds of which will be used by Mr. Arabia in connection with the purchase of a principal residence (the "Loan"). The Loan (and interest thereon) is repayable over a ten year period. Should the Company terminate Mr. Arabia's employment other than for cause or should he terminate his employment for good reason or following a change in control (as defined in the Amended and Restated Arabia Employment Agreement), Mr. Arabia is entitled to a severance payment equal to four times the sum of Mr. Arabia's (i) current base salary and (ii) average bonus paid during the two immediately preceding full fiscal years of employment. In addition, upon such termination, the vesting of Mr. Arabia's options shall be accelerated. Mr. Arabia is required to devote substantially all of his business time to the affairs of the Company.

    JOHN A. BICKS EMPLOYMENT AGREEMENT. Effective September 1, 1999, John A. Bicks and the Company entered into an employment agreement (the "Bicks Agreement") providing for an initial three (3) year term, subject to automatic extensions. Mr. Bicks' annual base salary is $250,000, subject to increase at the discretion of the Chief Executive Officer of the Company. Mr. Bicks is also eligible to receive an annual bonus based upon a formula and subject to the attainment of certain performance goals. Should the Company terminate
Mr. Bicks' employment other than for cause or should he terminate his employment for good reason or following a change in control (as defined in the Bicks Agreement), Mr. Bicks is entitled to a severance payment equal to three times the sum of Mr. Bicks' (i) then-current base salary and (ii) average bonus paid during the two immediately preceding years. Mr. Bicks is required to devote substantially all of his business time to the affairs of the Company.

    ROBERT H. DRECHSLER EMPLOYMENT AGREEMENT. Effective September 1, 1999, Robert H. Drechsler and the Company entered into an employment agreement (the "Drechsler Agreement") providing for an initial three (3) year term, subject to automatic extensions. Mr. Drechsler's annual base salary is $250,000, subject to increase at the discretion of the Chief Executive Officer of the Company.
Mr. Drechsler is also eligible to receive an annual bonus based upon a formula and subject to the attainment of certain performance goals. Should the Company terminate Mr. Drechsler's employment other than for cause or should he terminate his employment for good reason or following a change in control (as defined in the Drechsler Agreement), Mr. Drechsler is entitled to a severance payment equal to three times the sum of Mr. Drechsler's (i) then-current base salary and
(ii) average bonus paid during the two immediately preceding years.
Mr. Drechsler is required to devote substantially all of his business time to the affairs of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1999 the Company's Compensation and Stock Option Committee consisted of Raymond L. Steele (Chairman), Robert H. Drechsler, Carl D. Robinson and Timothy Scott. As noted above, Mr. Drechsler served as an officer and employee of the Company during 1999.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The amount of compensation paid by the Company to James R. Arabia, John A. Bicks and Robert H. Drechsler in the year ended December 31, 1999, in the case of base salary, was determined based on the employment agreements between the Company and those executives. In the case of stock option grants and bonuses and with respect to the amount of compensation paid by the Company during 1999 to executive officers who did not have employment agreements with the Company, such determinations were made by the chief executive officer in consultation with the board based upon the criteria set forth below. In 1999, executive compensation consisted solely of base salary, grants of stock options under the Company's Employee Stock Option Plan that vest over time, and bonuses paid to James R. Arabia, John A. Bicks, F. Edward Chappell, Robert H. Drechsler, Glen V. Freter and David Fitnich.

    EXECUTIVE COMPENSATION PHILOSOPHY. The Compensation and Stock Option Committee will annually consider the appropriate combination of cash and option-based compensation and weigh the competitiveness of the Company's overall compensation arrangements in relation to comparable companies. From time to time the Compensation and Stock Option Committee may retain compensation and other management consultants to assist with, among other things, structuring the Company's various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to the Company's executive officers and key employees, as well as to guide the Company in the development of near-term and long-term individual performance objectives necessary to achieve long-term profitability.

    The Compensation and Stock Option Committee believes that a fundamental goal of the Company's executive compensation program should be to provide incentives to create value for the Company's stockholders.

    BASE SALARIES. The base compensation for the Company's executive officers in 1999 was established in a manner consistent with the provisions of existing employment agreements between the Company and James R. Arabia, John A. Bicks and Robert H. Drechsler and through negotiations between the Company and the executives who did not have employment agreements with the Company. The base compensation levels were set to compensate the executives for the functions they will perform as well as to be consideration for certain non-competition provisions contained in certain executive officers' employment agreements. While no specific formula was used to determine base compensation levels for the Company's executive officers, the Company believes that the base salaries are generally in line with those of comparable companies. Base salaries will be reviewed annually and may be increased by the Compensation and Stock Option Committee, in the case of Mr. Arabia, and by the chief executive officer in consultation with the board in the case of the Company's other executive officers. Base salaries are generally determined on the basis of growth of revenues and EBITDA and on the basis of certain other factors, which include
(i) individual performance, (ii) the functions performed by the executive, and
(iii) changes in the compensation peer group in which the Company competes for executive talent. The weight given such factors may vary from individual to individual.

    ANNUAL BONUS COMPENSATION. The Company's policy of awarding annual cash bonuses is designed to specifically relate executive pay to Company and individual performance. As a pay-for-performance program, cash bonuses provide financial rewards for the achievement of substantive Company and personal objectives.

    EMPLOYEE STOCK OPTION PLAN. Awards are granted under the Employee Stock Option Plan based on a number of factors, including (i) the executive officer's or key employee's position in the Company, (ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake in the Company, (iv) equity participation levels of comparable executives and key employees at other companies in the compensation peer group and
(v) individual contribution to the success of the Company's financial performance. However, the Employee Stock Option Plan does not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the Compensation and Stock Option Committee's evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question. During 1999, an aggregate of 275,000 options at exercise prices ranging from $5.50 per share to $12.25 per share were granted to Messrs. Arabia, Bicks, Drechsler, Freter and Chappell.

    The Company's Employee Stock Option Plan relates closely to traditional forms of equity-oriented compensation in the restaurant industry. The purpose of the option grants is to aid the Company in attracting and retaining quality employees, all advancing the interest of the Company's stockholders, by offering employees an incentive to maximize their efforts to promote the Company's economic performance. In addition, to assist the Company in retaining employees and encouraging them to seek long-term appreciation in the value of the Company's stock, options generally are not exercisable immediately upon grant, but instead vest over a period of years. Accordingly, an employee must remain with the Company for a period of years to enjoy the full economic benefit of an option.

    401(K) SAVINGS PLAN. The Company also maintains a tax-qualified 401(k) savings plan for its eligible employees known as the "I.C.H. Corporation 401(k) Savings and Retirement Plan" ("401(k) Plan"). Employees who have attained age 21 and completed one year of service with the Company are eligible to participate and may elect to defer up to 15% of their base pay on a pre-tax basis to the 401(k) Plan. The Company may make discretionary contributions, including matching contributions, to the 401(k) Plan on behalf of eligible participants in any plan year. Participants are always 100% vested in their pre-tax contributions and will become vested in any matching contributions made on their behalf after one year of service with the Company at a rate of 20% per year becoming 100% vested after a total of five years of service with the Company. The assets of the 401(k) Plan are held in trust and a separate account is established for each participant. A participant may receive a distribution of his vested account balance in the 401(k) Plan in a single sum or installment payment or in the form of an annuity upon his termination of service with the Company.

    CHIEF EXECUTIVE OFFICER COMPENSATION. James R. Arabia, the Chief Executive Officer of the Company since its emergence from bankruptcy on February 19, 1997, received a base salary during 1999 of $491,666 pursuant to the employment agreement entered into with him. Mr. Arabia also received options to purchase 100,000 shares of Common Stock at an exercise price of $12.25 per share under the Employee Stock Option Plan during 1999. In respect of 1999, Mr. Arabia was also paid a cash bonus of $290,000. The Compensation and Stock Option Committee recognizes Mr. Arabia's contributions to the Company's operations and attempts to ensure that the Chief Executive Officer's compensation is commensurate with the compensation of chief executive officers of competitive corporations. The Board of Directors deemed such bonus, option grants and Mr. Arabia's total compensation appropriate in light of Mr. Arabia's substantial contribution to the Company's growth and success in 1999.

                                          COMPENSATION AND STOCK OPTION

                                          COMMITTEE OF THE BOARD OF DIRECTORS

                                          RAYMOND P. STEELE, CHAIRMAN

                                          ROBERT H. DRECHSLER

                                          CARL D. ROBINSON

                                          TIMOTHY SCOTT

PERFORMANCE GRAPH

    The Company's Common Stock commenced trading on the American Stock Exchange on July 23, 1997. The following graph compares total stockholder returns from February 19, 1997 through December 31, 1999 to the Standard & Poor's 500 Stock Index ("S&P 500 Index") and to the Nation's Restaurant News Index ("NRN Index"). The graph assumes that the value of the investment in the Company's Common Stock and in the S&P 500 and NRN indices was $100 at February 19, 1997 and that all dividends were reinvested. The price of the Common Stock on February 19, 1997 (on which the graph is based) was $2.17 per share.

    The stockholder return shown on the following graph is not necessarily indicative of future performance and the Company does not believe that the graph is particularly meaningful.

PERFORMANCE COMPARISON

    The graph below provides a comparison of the Company's Common Stock cumulative total shareholder return with the S&P 500 Index and the NRN Index. This graph assumes the investment of $100 on February 19, 1997 in the Company's Common Stock, the S&P 500 Index and the NRN Index, and reinvestment of dividends at the monthly closing stock prices.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          ICH   S&P   NRN
2/19/97   $100  $100  $100
12/31/97  $167  $120  $101
12/31/98  $167  $154  $135
12/31/99  $507  $186  $128

                                 PROPOSAL NO. 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP served as the Company's independent accountants for the fiscal year ended December 31, 1999 and has been appointed by the Board of Directors to continue as the Company's independent accountants for the fiscal year ending December 31, 2000. In the event that ratification of this appointment of auditors is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of independent accountants will be reconsidered by the Board of Directors. Unless marked to the contrary, proxy received will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants for the fiscal year ending December 31, 2000.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS

    The affirmative vote of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000.

                             SHAREHOLDER PROPOSALS

    To be considered for presentation at the annual meeting of the Company's stockholders to be held in 2000, a stockholder proposal must be received by John
A. Bicks, Secretary, I.C.H. Corporation, 9255 Towne Centre Drive, Suite 600, San Diego, California 92121, no later than December 23, 2000.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof and accordance with the judgments of the persons voting the proxies.

    It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ John A. Bicks
  ------------------------------------------------------------------------------

                                          JOHN A. BICKS

                                          SECRETARY

Date: April 21, 2000
     San Diego, California

                                 REVOCABLE PROXY
                               I.C.H. CORPORATION

     PLEASE MARK
/X/  VOTES AS IN
     THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF I.C.H. CORPORATION The undersigned shareholder of I.C.H. Corporation (the "Company") hereby constitutes and appoints John A. Bicks the Proxy of the undersigned, with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of the Company to be held at Embassy Suites Hotel, 4550 La Jolla Village Drive, San Diego, California, 92121 on May 26, 2000 at 2:00 p.m., local time (the "Annual Meeting"), all of the shares of the Company which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement. Please be sure to sign and date this Proxy in the box below.


Date
     ------------------------------     -------------------------------------
                                               Shareholder sign above


                                        -------------------------------------
                                            Co-holder (if any) sign above


                                          FOR      WITHHOLD      FOR ALL EXCEPT

1. The election of four directors:        / /         / /              / /


   John A. Bicks     Robert H. Drechsler
   Carl D. Robinson  Raymond L. Steele


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------


                                          FOR      AGAINST      ABSTAIN

2. The approval of the selection of       / /        / /          / /
   PricewaterhouseCoopers LLP as the
   auditors of the Company for the
   current fiscal year.

   This Revocable Proxy will be voted
   as directed by the undersigned member.
   If no direction is given, this
   Revocable Proxy will be voted FOR
   the nominees listed and FOR proposal 2.

   All Proxies previously given by the
   undersigned are hereby revoked. Receipt
   of the Notice of Annual Meeting of
   Shareholders of the Company and of the
   accompanying Proxy Statement is hereby
   acknowledged.


SIGNATURE(S)___________________________________   DATE _________________________
NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.


--------------------------------------------------------------------------------
   ^Detach above card, date, sign and mail in postage paid envelope provided.^


                               I.C.H. CORPORATION


IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE. PLEASE ACT PROMPTLY DATE, SIGN & MAIL YOUR PROXY CARD TODAY